POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene Drozdetski, Jessica Herlihy, Gladys Chang, Kiersten Zaza, Charles Park and Tricia Meyer of BlackRock, Inc., and Kenneth Burdon, Michelle Huynh and Tom DeCapo of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of

January 24, 2018.

By:	/s/ Philip Soccio

Print:	Philip Soccio

Annex A
Equity Funds
1.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
2.	BlackRock Enhanced Equity Dividend Trust	BDJ
3.	BlackRock Energy and Resources Trust	BGR
4.	BlackRock Enhanced Global Dividend Trust	BOE
5.	BlackRock Health Sciences Trust	BME
6.	BlackRock Enhanced International Dividend Trust	BGY
7.	BlackRock Resources & Commodities Strategy Trust	BCX
8.	BlackRock Science and Technology Trust	BST
9.	BlackRock Utilities, Infrastructure, & Power Opportunities Trust	BUI
Tax-Exempt Fixed Income Funds
10.	BlackRock California Municipal 2018 Term Trust	BJZ
11.	BlackRock California Municipal Income Trust	BFZ
12.	BlackRock Municipal Income Investment Quality Trust	BAF
13.	BlackRock Florida Municipal 2020 Term Trust	BFO
14.	BlackRock Municipal Income Investment Trust	BBF
15.	BlackRock Municipal Income Quality Trust	BYM
16.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
17.	BlackRock Long-Term Municipal Advantage Trust	BTA
18.	BlackRock Maryland Municipal Bond Trust	BZM
19.	BlackRock Massachusetts Tax-Exempt Trust	MHE
20.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
21.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
22.	BlackRock MuniAssets Fund, Inc.	MUA
23.	BlackRock Municipal 2018 Term Trust	BPK
24.	BlackRock Municipal 2020 Term Trust	BKK
25.	BlackRock Municipal Bond Trust	BBK
26.	BlackRock Municipal Income Trust	BFK
27.	BlackRock Municipal Income Trust II	BLE
28.	BlackRock MuniEnhanced Fund, Inc.	MEN
29.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
30.	BlackRock MuniHoldings Investment Quality Fund	MFL
31.	BlackRock MuniHoldings Fund II, Inc.	MUH
32.	BlackRock MuniHoldings Fund, Inc.	MHD
33.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
34.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
35.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
36.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
37.	BlackRock MuniVest Fund II, Inc.	MVT
38.	BlackRock MuniVest Fund, Inc.	MVF
39.	BlackRock MuniYield Arizona Fund, Inc.	MZA
40.	BlackRock MuniYield California Fund, Inc.	MYC
41.	BlackRock MuniYield California Quality Fund, Inc.	MCA
42.	BlackRock MuniYield Investment Fund	MYF
43.	BlackRock MuniYield Investment Quality Fund	MFT
44.	BlackRock MuniYield Fund, Inc.	MYD
45.	BlackRock MuniYield Quality Fund III, Inc.	MYI
46.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
47.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
48.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
49.	BlackRock MuniYield Pennsylvania Quality Fund	MPA

50.	BlackRock MuniYield Quality Fund II, Inc.	MQT
51.	BlackRock MuniYield Quality Fund, Inc.	MQY
52.	BlackRock New Jersey Municipal Bond Trust	BLJ
53.	BlackRock New Jersey Municipal Income Trust	BNJ
54.	BlackRock New York Municipal Income Quality Trust	BSE
55.	BlackRock New York Municipal 2018 Term Trust	BLH
56.	BlackRock New York Municipal Bond Trust	BQH
57.	BlackRock New York Municipal Income Trust	BNY
58.	BlackRock New York Municipal Income Trust II	BFY
59.	The BlackRock Strategic Municipal Trust	BSD
60.	BlackRock Virginia Municipal Bond Trust	BHV
61.	BlackRock Taxable Municipal Bond Trust	BBN
62.	BlackRock Municipal 2030 Target Term Trust	BTT
Taxable Fixed Income Funds
63.	BlackRock Debt Strategies Fund, Inc.	DSU
64.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
65.	Blackrock Core Bond Trust	BHK
66.	BlackRock Floating Rate Income Trust	BGT
67.	BlackRock Income Trust, Inc.	BKT
68.	BlackRock Limited Duration Income Trust	BLW
69.	BlackRock Credit Allocation Income Trust	BTZ
70.	BlackRock Corporate High Yield Fund, Inc.	HYT
71.	BlackRock Enhanced Government Fund, Inc.	EGF
72.	BlackRock Multi-Sector Income Trust	BIT
73.	BlackRock 2022 Global Income Opportunity Trust	BGIO
Alternative Funds
74.	BlackRock Preferred Partners LLC	-
75.	BlackRock Multi-Sector Opportunities Trust	-